SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2003

Nektar Therapeutics

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23556	94-3134940
(Commission File No.)	(IRS Employer Identification No.)

150 Industrial Road San Carlos, CA 94070
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 631-3100

Item 5.           Other Events

On June 30, 2003, Nektar Therapeutics (the “Company”) completed its sale to certain initial purchasers of $100 million aggregate principal amount of its 3% Convertible Subordinated Notes due 2010.   For additional information concerning this offering, refer to the exhibits to this Current Report on Form 8-K.

Item 7.           Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
4.1

Purchase Agreement, dated as of June 25, 2003, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., Friedman, Billings, Ramsey & Co., Inc. and SG Cowen Securities Corporation.

4.2

Resale Registration Rights Agreement, dated as of June 30, 2003, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., Friedman, Billings, Ramsey & Co., Inc. and SG Cowen Securities Corporation.

4.3	Indenture, dated as of June 30, 2003, between the Company and J.P. Morgan Trust Company, National Association, as trustee.
10.1	Pledge Agreement, dated as of June 30, 2003, among the Company, J.P. Morgan Trust Company, National Association, as trustee and as pledged securities intermediary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Dated: July 2, 2003	By:	/s/ AJAY BANSAL
Ajay Bansal

Chief Financial Officer and Vice
President, Finance and Administration